UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2016

PULASKI FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Missouri	0-24571	43-1816913
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12300 Olive Boulevard, St. Louis, Missouri 63141

(Address of principal executive offices) (Zip Code)

(314) 878-2210

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 27, 2016, Pulaski Bank (the “Bank”), the wholly-owned subsidiary of Pulaski Financial Corp. (the “Company”), and Busey Bank, in connection with the transaction contemplated by the Agreement and Plan of Merger between First Busey Corporation and the Company dated December 3, 2015, entered into retention agreements (each a “Retention Agreement”) with Paul Milano, Chief Financial Officer of the Bank and Stephan R. Greiff, President, Mortgage Division of the Bank. On the same date the Bank and Busey Bank entered into employment agreements (each an “Employment Agreement”) with Brian Bjorkman, President, Commercial Lending Division of the Bank and W. Thomas Reeves, President of the Bank.

Retention Agreements

Under the terms of the Retention Agreements Messrs. Milano and Greiff shall receive: (1) an initial bonus of $5,000 and $15,000, respectively, to be paid by the Bank within 30 days of the execution of the Retention Agreement; and (2) a retention bonus of $20,000 and $35,000, respectively, to be paid by Busey Bank and contingent upon Messrs. Milano and Greiff remaining employed by the Bank and/or Busey Bank through the period ending 30 days following the effectiveness of the merger of the Bank into Busey Bank (the “Bank Merger”). In addition, if either Messrs. Milano or Greiff is terminated by Busey Bank prior to December 31, 2017 for any reason other than disciplinary or unsatisfactory performance reasons they will receive severance payments equal to 52 weeks of their base salary in effect as of the date of termination, subject to execution of a customary release. In addition, in connection with the above referenced payments Messrs. Milano and Greiff each agreed to a one-year nonsolicitation restriction with respect to employees of the Bank, the Company, Busey Bank and First Busey Corporation and certain customer and other business relationships of Messrs. Milano and Greiff.

Employment Agreements

Under the terms of his Employment Agreement Mr. Bjorkman will receive an annual base salary of $276,000 in connection with his role as President, Commercial Lending Division of Pulaski Bank from the date of the Employment Agreement until the effective time of the Bank Merger, then as Executive Vice President/St. Louis Commercial Market President of Busey Bank. Mr. Bjorkman will also be eligible to participate in Busey Bank’s Commercial Banking Incentive Compensation Plan and shall receive incentive compensation of no less than $100,000 for 2016 to be paid no later than March 31, 2017. Mr. Bjorkman will also be eligible to participate in Busey Bank’s long-term equity incentive plan and will be recommended for a grant of restricted stock or restricted stock units on or around July 1, 2016 with a grant date fair value of $100,000, which will vest on the fifth anniversary of the grant date. In addition, Mr. Bjorkman will receive: (1) an initial bonus of $25,000 to be paid by the Bank within 30 days of the execution of his Employment Agreement; and (2) a retention bonus of $75,000 to be paid by Busey Bank and contingent upon Mr. Bjorkman remaining employed by the Bank and/or Busey Bank through the Bank Merger. The Employment Agreement also addresses participation in incentive compensation and benefit plans, plans providing retirement, medical, dental, disability, and group life benefits and other fringe benefits.

The Employment Agreement has an initial term of one year. The term shall automatically renew for one additional year at the end of the then existing term unless either party provides written notice (30) days prior to the end of the then existing term that such party does not intend to extend the term.

Under the Employment Agreement, if Mr. Bjorkman’s employment is terminated for “cause,” as that term is defined in the Employment Agreement, he will receive his base salary through the date on which the termination of employment becomes effective. If Mr. Bjorkman is terminated without cause or voluntarily terminates with “good reason,” as that term is defined in the agreement, he will receive an amount equal to the then applicable base salary and will be entitled to 12 months of continuing health insurance coverage at pre-termination rates. In addition, in connection with the above referenced payments Mr. Bjorkman agreed to a one-year nonsolicitation restriction with respect to employees of the Bank, the Company, Busey Bank and First Busey Corporation and with respect to certain customer and other business relationships of Mr. Bjorkman.

Under the terms of his Employment Agreement, Mr. Reeves will receive an annual base salary of $306,000 in connection with his role as President of Pulaski Bank from the date of such Employment Agreement until the effective time of the Bank Merger, then as Executive Vice President/Market Chairman-St. Louis of Busey Bank. In addition, Mr. Reeves will receive: (1) an initial bonus of $25,000 to be paid by the Bank within 30 days of the execution of his Employment Agreement; and (2) a retention bonus of $25,000 to be paid by Busey Bank and contingent upon Mr. Reeves remaining employed by the Bank and/or Busey Bank through the period ending 30 days following the effectiveness of the Bank Merger. The Employment Agreement also addresses participation in incentive compensation and benefit plans, plans providing retirement, medical, dental, disability, and group life benefits and other fringe benefits.

The Employment Agreement has a term of 24 months. Under the terms of the Employment Agreement, in the event Mr. Reeves is terminated by Busey Bank for any reason other than cause during the term of the agreement, Mr. Reeves will continue to receive his base compensation on scheduled payroll dates through the end of term. In addition, in connection with the above referenced payments Mr. Reeves agreed to a noncompetition restriction during the term of the Employment Agreement and a nonsolicitation restriction during the term of the Employment Agreement and for one year thereafter with respect certain business activities within 50 miles of each office of the Bank, the Company, Busey Bank and First Busey Corporation.

The foregoing summary of the retention agreements and employment agreements is not complete and is qualified in its entirety by reference to the complete text of the retention agreements and employment agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Form 8-K and which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Retention Agreement between Busey Bank, Pulaski Bank and Paul Milano dated January 27, 2016

10.2	Retention Agreement between Busey Bank, Pulaski Bank and Stephan R. Greiff dated January 27, 2016

10.3	Employment Agreement between Busey Bank, Pulaski Bank and Brian Bjorkman dated January 27, 2016

10.4	Employment Agreement between Busey Bank, Pulaski Bank and W. Thomas Reeves dated January 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 1, 2016	By:	/s/ Paul J. Milano
Paul J. Milano
Chief Financial Officer